Exhibit 99.1

For Immediate Release
Jones Apparel Group, Inc.
Contacts:	Wesley R. Card, Chief Operating and Financial Officer Anita Britt, Executive Vice President Finance (215) 785-4000

JONES APPAREL GROUP, INC. REPORTS THIRD QUARTER 2004 FINANCIAL RESULTS

  Earnings Per Share Increase to $0.77
  Record Third Quarter Net Revenues of $1.296 Billion
  Reiterates Recent Fourth Quarter 2004 Earnings Per Share Guidance of $0.40 - $0.45
  Reiterates Recent 2005 Full Year Earnings Per Share Guidance of $3.00 - $3.10
  Repurchases $79 Million in Common Stock During Third Quarter
  Board of Directors Authorized Additional $100 Million Share Repurchase Program
  Declares Regular Quarterly Cash Dividend of $0.10 Per Share

NEW YORK, NEW YORK -- October 27, 2004 -- Jones Apparel Group, Inc. (NYSE:JNY) today reported results for the third quarter of 2004. Revenues increased to $1.296 billion for the third quarter ended October 2, 2004, compared to $1.181 billion for the third quarter ended October 4, 2003. Earnings per share increased to $0.77 for the third quarter of 2004 as compared to $0.71 for the third quarter of 2003.

Peter Boneparth, Chief Executive Officer, stated, "As we previously reported, the third quarter was more challenging than the first two quarters of 2004. We believe the consumer was impacted by a variety of factors, including higher gas prices and uncharacteristic, and in some cases severe, weather, which is reflected in generally soft consumer confidence. Consumer traffic was not as robust as earlier in the year and showed a downward trend as we progressed through the third quarter, particularly in September. We, therefore, remain cautious about retail and consumer trends for the remainder of 2004."

Wesley Card, Chief Operating and Financial Officer, commented, "Our revenue increase of 9.8% included the acquisitions of Maxwell, Kasper and Anne Klein, and the successful launch of Jones New York Signature, which more than offset the exit from the Lauren and Ralph businesses. Our operating profit margin for the quarter was 12.7%, compared to 13.9% for the third quarter of 2003. The decrease is inclusive of $16.9 million of non-cash purchase accounting adjustments associated with the acquisition of Maxwell Shoe Company. Our accessories and costume jewelry businesses, along with the inclusion of our Anne Klein licensing income, had a positive impact on our operating margin, which was offset by the weakness in our retail segment, as well as lower margins in our moderate businesses due to loss of expense leverage."

Mr. Card further noted, "Inventory levels were $628 million as compared to $555 million in 2003. Excluding the Kasper and Maxwell acquisitions, inventory at the end of the third quarter totaled $551 million, a 5% decrease from the prior year. Accounts receivable were $686 million versus $621 million at the end of the prior year. Excluding these acquisitions, accounts receivable decreased $47 million, or 8% versus prior year. We ended the quarter with $1.132 billion of debt resulting in a debt (net of $46 million cash on hand) to book capitalization ratio of 29.0%. During the quarter, we repurchased 2.15 million shares of Company common stock in the open market at an aggregate cost of $79 million. Our balance sheet remains strong and we are forecasting operating cash flow for the full year 2004 of $450 million to $475 million."

Mr. Card added, "Affirming the guidance we issued two weeks ago, we believe that fourth quarter net revenues will approximate $1.035 billion to $1.045 billion, resulting in earnings per share projected in a range of $0.40 to $0.45. This would result in 2004 full year net revenues of approximately $4.6 billion and an earnings per share range of $2.51 to $2.56. Regarding 2005, we are reiterating our recent guidance for net revenues of approximately $4.9 billion, a 6.5% year-over-year increase, and earnings per share in a range of $3.00 to $3.10, a growth rate of 17% to 24%. We are targeting cash flow from operations of 10% of 2005 net revenues, or approximately $500 million."

Mr. Boneparth added, "We believe it prudent to maintain a conservative outlook through 2004. We continue to execute our multi-brand, multi-channel business strategy and are looking forward to the many opportunities and challenges that 2005 will present. Over time, our strong financial position has allowed us to endure and absorb various market inconsistencies. These same market inconsistencies continually create opportunities for us to utilize our strengths, execute our long-term growth strategy and enhance shareholder value."

- continued -

The Company's Board of Directors has declared a regular quarterly cash dividend of $0.10 per share to all common stockholders of record as of November 10, 2004 for payment on November 24, 2004. The Board of Directors has also authorized an additional $100 million share repurchase program, leaving $173 million available.

The Company will host a conference call with management to discuss these results at 8:30 a.m. eastern time today, which is accessible by dialing 412-858-4600 or through a web cast at www.jny.com.

Jones Apparel Group, Inc. (www.jny.com), a Fortune 500 company, is a leading designer and marketer of branded apparel, footwear and accessories. The Company's nationally recognized brands include Jones New York, Evan-Picone, Norton McNaughton, Gloria Vanderbilt, Erika, l.e.i., Energie, Nine West, Easy Spirit, Enzo Angiolini, Bandolino, Joan & David, Mootsies Tootsies, Sam & Libby, Napier, Judith Jack, Kasper, Anne Klein, Albert Nipon and LeSuit. The Company also markets apparel under the Polo Jeans Company brand licensed from Polo Ralph Lauren Corporation, costume jewelry under the Tommy Hilfiger brand licensed from Tommy Hilfiger Licensing, Inc. and the Givenchy brand licensed from Givenchy Corporation, and footwear and accessories under the ESPRIT brand licensed from Esprit Europe, B.V. For more than 30 years, the Company has built a reputation for excellence in product quality and value, and in operational execution.

Certain statements herein are "forward-looking statements'' made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements represent the Company's expectations or beliefs concerning future events that involve risks and uncertainties, including the strength of the economy and the overall level of consumer spending, the performance of the Company's products within the prevailing retail environment, and other factors which are set forth in the Company's 2003 Form 10-K and in all filings with the SEC made by the Company subsequent to the filing of the Form 10-K. The Company does not undertake to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

# # #

JONES APPAREL GROUP, INC.
CONSOLIDATED OPERATING RESULTS
(UNAUDITED)

All amounts in millions except per share data

                                                             THIRD QUARTER                        NINE MONTHS
                                                  -----------------------------------  ----------------------------------
                                                        2004               2003              2004               2003
                                                  ----------------   ----------------  ----------------  ----------------
Net sales                                         $1,283.0   99.0%   $1,171.1   99.2%  $3,530.6   99.0%  $3,372.6   99.3%
Licensing income (net)                                13.1    1.0%        9.4    0.8%      36.2    1.0%      22.6    0.7%
                                                  --------  ------   --------  ------  --------  ------  --------  ------
Total revenues                                     1,296.1  100.0%    1,180.5  100.0%   3,566.8  100.0%   3,395.2  100.0%

Cost of goods sold                                   834.5   64.4%      752.1   63.7%   2,230.2   62.5%   2,108.2   62.1%
                                                  --------  ------   --------  ------  --------  ------  --------  ------
Gross profit                                         461.6   35.6%      428.4   36.3%   1,336.6   37.5%   1,287.0   37.9%
SG&A expenses                                        297.2   22.9%      264.4   22.4%     875.7   24.6%     786.3   23.2%
                                                  --------  ------   --------  ------  --------  ------  --------  ------
Income from operations                               164.4   12.7%      164.0   13.9%     460.9   12.9%     500.7   14.7%

Net interest expense and financing costs              11.9    0.9%       13.9    1.2%      34.6    1.0%      42.1    1.2%
Equity in earnings of unconsolidated affiliates        0.7    0.1%        0.6    0.1%       2.0    0.1%       1.7    0.1%
                                                  --------  ------   --------  ------  --------  ------  --------  ------
Income before taxes                                  153.2   11.8%      150.7   12.8%     428.3   12.0%     460.3   13.6%
Provision for income taxes                            57.4    4.4%       56.8    4.8%     160.6    4.5%     173.5    5.1%
                                                  --------  ------   --------  ------  --------  ------  --------  ------
Net income                                        $   95.8    7.4%   $   93.9    8.0%   $ 267.7    7.5%  $  286.8    8.4%
                                                  ========  ======   ========  ======  ========  ======  ========  ======

Shares outstanding - diluted                         125.0              135.7             127.4             136.6
Earnings per share - diluted                         $0.77              $0.71             $2.11             $2.15

Percentages may not add due to rounding.

JONES APPAREL GROUP, INC.
SEGMENT INFORMATION
(UNAUDITED)

all amounts in millions

                                        Wholesale  Wholesale    Wholesale               Licensing,
                                           Better   Moderate   Footwear &                 Other &
                                          Apparel    Apparel  Accessories    Retail  Eliminations  Consolidated
                                        -----------------------------------------------------------------------

For the fiscal quarter ended October 2, 2004
  Revenues from external customers          $435.4    $349.0       $319.4    $178.0         $14.3      $1,296.1
  Intersegment revenues                       43.1       3.5         13.5         -         (60.1)            -
                                        -----------------------------------------------------------------------
    Total revenues                           478.5     352.5        332.9     178.0         (45.8)      1,296.1
                                        -----------------------------------------------------------------------

  Segment income                             $65.7     $40.2        $49.8     $10.2         $(1.5)        164.4
                                        =========================================================
                                              13.7%     11.4%        15.0%      5.7%                       12.7%

  Net interest expense                                                                                    (11.9)
  Equity in earnings of unconsolidated affiliates                                                           0.7
                                                                                                        -------
    Income before provision for income taxes                                                             $153.2
                                                                                                        =======

For the fiscal quarter ended October 4, 2003
  Revenues from external customers         $410.6     $355.1       $240.8    $164.6          $9.4      $1,180.5
  Intersegment revenues                      26.8        2.9         18.9         -         (48.6)            -
                                        -----------------------------------------------------------------------
    Total revenues                          437.4      358.0        259.7     164.6         (39.2)      1,180.5
                                        -----------------------------------------------------------------------

  Segment income                            $60.0      $44.4        $49.7     $15.8         $(5.9)        164.0
                                        =========================================================
                                             13.7%      12.4%        19.1%      9.6%                       13.9%

  Net interest expense                                                                                    (13.9)
  Equity in earnings of unconsolidated affiliates                                                           0.6
                                                                                                        -------
    Income before provision for income taxes                                                             $150.7
                                                                                                        =======

For the fiscal nine months ended October 2, 2004
  Revenues from external customers       $1,164.8   $1,055.0       $763.3    $546.3         $37.4      $3,566.8
  Intersegment revenues                     115.0       10.1         45.2         -        (170.3)            -
                                        -----------------------------------------------------------------------
    Total revenues                        1,279.8    1,065.1        808.5     546.3        (132.9)      3,566.8
                                        -----------------------------------------------------------------------

  Segment income                           $165.5     $131.8       $137.5     $47.4        $(21.3)        460.9
                                        =========================================================
                                             12.9%      12.4%        17.0%      8.7%                       12.9%

  Net interest expense                                                                                    (34.6)
  Equity in earnings of unconsolidated affiliates                                                           2.0
                                                                                                        -------
    Income before provision for income taxes                                                             $428.3
                                                                                                        =======

For the fiscal nine months ended October 4, 2003
  Revenues from external customers       $1,173.9   $1,053.7       $663.0    $482.0         $22.6      $3,395.2
  Intersegment revenues                      69.3       11.5         48.5         -        (129.3)            -
                                        -----------------------------------------------------------------------
    Total revenues                        1,243.2    1,065.2        711.5     482.0        (106.7)      3,395.2
                                        -----------------------------------------------------------------------

  Segment income                           $209.8     $148.2       $125.2     $39.1        $(21.6)        500.7
                                        =========================================================
                                             16.9%      13.9%        17.6%      8.1%                       14.7%

  Net interest expense                                                                                    (42.1)
  Equity in earnings of unconsolidated affiliates                                                           1.7
                                                                                                        -------
    Income before provision for income taxes                                                             $460.3
                                                                                                        =======

JONES APPAREL GROUP, INC.
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

all amounts in millions

                                                        October 2,       October 4,
                                                              2004             2003
                                                     -------------    -------------
ASSETS
CURRENT:
  Cash and cash equivalents                                  $45.9           $194.2
  Accounts receivable, net of allowances
    of $57.8 and $48.3 for doubtful
    accounts, discounts, returns and
    co-op advertising                                        685.8            620.9
  Inventories                                                627.7            554.9
  Deferred taxes                                              67.0             77.9
  Other current assets                                        73.0             50.1
                                                        ----------       ----------
    TOTAL CURRENT ASSETS                                   1,499.4          1,498.0

Property, plant and equipment, at cost,
  less accumulated depreciation and
  amortization                                               257.6            256.5
Goodwill, less accumulated amortization                    1,842.5          1,587.7
Other intangibles, less accumulated amortization             773.4            670.7
Other assets                                                  52.3             49.9
                                                        ----------       ----------
                                                          $4,425.2         $4,062.8
                                                        ==========       ==========

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT:
  Short-term borrowings                                     $732.0           $    -
  Current portion of long-term debt and
    capital lease obligations                                134.6            180.5
  Accounts payable                                           256.3            200.3
  Income taxes payable                                        44.7             48.1
  Accrued expenses and other current liabilities             161.0            138.1
                                                        ----------       ----------
    TOTAL CURRENT LIABILITIES                              1,328.6            567.0
                                                        ----------       ----------

NONCURRENT LIABILITIES:
  Long-term debt and obligation under capital leases         264.9            831.3
  Deferred taxes                                             121.7            107.4
  Other                                                       52.7             48.8
                                                        ----------       ----------
    TOTAL NONCURRENT LIABILITIES                             439.3            987.5
                                                        ----------       ----------
    TOTAL LIABILITIES                                      1,767.9          1,554.5
                                                        ----------       ----------

STOCKHOLDERS' EQUITY                                       2,657.3          2,508.3
                                                        ----------       ----------
                                                          $4,425.2         $4,062.8
                                                        ==========       ==========

JONES APPAREL GROUP, INC.
STATEMENTS OF CASH FLOWS
(UNAUDITED)

all amounts in millions

                                                             Nine Months Ended
                                                       ----------------------------
                                                          October 2,     October 4,
                                                                2004           2003
                                                       -------------  -------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                                  $267.7         $286.8
                                                          ----------     ----------
  Adjustments to reconcile net income to net
    cash provided by operating activities,
    net of acquisitions:
      Amortization of original issue discount                    1.3           11.3
      Depreciation and other amortization                       83.1           59.9
      Provision for losses on accounts receivable                0.2            1.0
      Deferred taxes                                            20.4           14.4
      Gain on short sale of U.S. Treasury Securities               -           (6.6)
      Losses on sale of assets                                   2.5            0.4
      Other                                                      8.4           (1.1)
      Changes in operating assets and liabilities:
        Accounts receivable                                   (271.8)        (231.5)
        Inventories                                             (3.1)         (23.4)
        Prepaid expenses and other current assets              (21.9)         (20.3)
        Other assets                                            (4.5)          16.8
        Accounts payable                                        14.9          (31.0)
        Income taxes payable                                    45.3           23.5
        Accrued expenses and other liabilities                 (57.8)         (23.7)
                                                          ----------     ----------
        Total adjustments                                     (183.0)        (210.3)
                                                          ----------     ----------
        Net cash provided by operating activities               84.7           76.5
                                                          ----------     ----------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures                                         (39.4)         (40.3)
  Acquisitions, net of cash acquired                          (249.3)             -
  Net cash related to sale of U.S. Treasury bonds                  -           12.2
  Payments relating to acquisitions                            (37.8)         (54.1)
  Proceeds from sale of property, plant and equipment            1.6           25.4
  Acquisition of intangibles                                       -           (6.0)
  Other                                                            -            0.2
                                                          ----------     ----------
  Net cash used in investing activities                       (324.9)         (62.6)
                                                          ----------     ----------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Net borrowings under various credit facilities               732.0              -
  Repayment of long-term debt                                      -           (7.4)
  Redemption of Zero Coupon Convertible Senior Notes          (446.6)             -
  Redemption at maturity of 7.50% Senior Notes                (175.0)             -
  Principal payments on capitalized leases                      (4.4)          (4.0)
  Purchases of treasury stock                                 (169.8)         (92.1)
  Dividends paid                                               (32.5)         (10.1)
  Proceeds from exercise of employee stock options              32.6           10.0
                                                          ----------     ----------
  Net cash used in financing activities                        (63.7)        (103.6)
                                                          ----------     ----------

EFFECT OF EXCHANGE RATES ON CASH                                (0.2)           0.6
                                                          ----------     ----------
NET DECREASE IN CASH AND CASH EQUIVALENTS                     (304.1)         (89.1)
CASH AND CASH EQUIVALENTS, beginning of period                 350.0          283.3
                                                          ----------     ----------
CASH AND CASH EQUIVALENTS, end of period                       $45.9         $194.2
                                                          ==========     ==========